Exhibit 99.1

Horizon Pharma plc Expects Record Net Sales Results for Second Quarter 2015 and Raises Full-Year

2015 Net Sales and Adjusted EBITDA Guidance

- Second-quarter 2015 net sales expected to be in the range of $170 to $172 million -

- Full-year 2015 net sales guidance range increased to $660 to $680 million -

- Full-year 2015 adjusted EBITDA guidance range increased to $265 to $280 million -

- Second-quarter 2015 earnings conference call scheduled for August 7, 2015 -

DUBLIN, IRELAND – (July 20, 2015) – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, today announced expected record net sales results for the second quarter ended June 30, 2015.

The company estimates net sales in the range of $170 to $172 million for the second quarter of 2015, which represents an increase of approximately 160 percent as compared to the second quarter of 2014 and an increase of approximately 50 percent as compared to the first quarter of 2015. While second quarter adjusted EBITDA and additional results will be provided as part of the second quarter 2015 earnings release, adjusted EBITDA margin for the second quarter of 2015 is expected to be significantly improved versus the first quarter of 2015. Cash and cash equivalents as of June 30, 2015, is expected to be approximately $668 million, an increase of $124 million from the March 31, 2015, cash and cash equivalents balance of $544 million.

Based on this strong performance through the second quarter, the company is increasing its 2015 full-year guidance as follows:

Full Year 2015 Updated Guidance

	New Guidance	Prior Guidance
Net Sales	$660 to $680 million	$590 to $610 million
Adjusted EBITDA	$265 to $280 million	$235 to $250 million

“Our expected second quarter sales results significantly exceed expectations, driven by rapidly accelerating prescription growth in our primary care and specialty business units and the continued addition of new patients to ACTIMMUNE® and RAVICTI®,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “This outperformance is a testament to Horizon’s commercial execution and also demonstrates our ability to enhance the growth of medicines we add to our highly successful commercial model.

“Our anticipated results and the increase in our sales and adjusted earnings guidance should provide additional confidence to both Horizon and Depomed shareholders that a combination of the companies would create substantial immediate and long-term value,” added Mr. Walbert.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma announced on July 7, 2015, a proposal to acquire all outstanding shares of Depomed, Inc. for a per share consideration of $29.25 in an all-stock, tax-free exchange valued at approximately $3.0 billion. Horizon’s proposal represented a premium of 42 percent to the closing price of Depomed on July 6, 2015. The transaction, if consummated, would be immediately and substantially accretive to Horizon’s adjusted diluted earnings per share.

Second Quarter 2015 Earnings Announcement Scheduled for Friday, August 7, 2015

Horizon’s second quarter 2015 financial results will be released on Friday Aug. 7, 2015. Horizon’s management will host a live conference call and webcast at 8 a.m. Eastern Time to review the company’s financial and operating results and provide a general business update.

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-888-338-8373 (U.S.) or 973-872-3000 (international) to listen to the conference call. The conference ID number for the live call is 87670328. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 404-537-3406 (international). The conference ID number for the replay is 87670328.

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Adjustments to Horizon’s expected EBITDA exclude acquisition transaction related expenses, loss on debt extinguishment, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the company’s expected 2015 financial results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided reconciliation of an expected adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected, either due to the significant impact of changes in Horizon’s stock price on share-based compensation, the variability associated with acquisition related expenses due to timing and other factors.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s expected net sales, adjusted EBITDA margin and cash and cash equivalents balance for the second quarter of 2015, full-year 2015 net sales and adjusted EBITDA guidance, Horizon’s non-binding offer to Depomed, and potential strategic and financial benefits thereof, and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual second quarter and full-year 2015 financial and operating results may differ from its current expectations; risks that Horizon will ultimately not pursue a transaction with Depomed or Depomed will reject engaging in any transaction with Horizon; if a transaction is negotiated between Horizon and Depomed, risks related to Horizon’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Horizon’s shares could decline, as well as other risks related to the Horizon and Depomed’s businesses, including the ability to grow sales and revenues from existing products; the availability of coverage and adequate reimbursement and pricing from government and third party payers and risks relating to the success of Horizon’s Prescriptions-Made-Easy or PME specialty pharmacy program; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s and Depomed’s respective filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities. This communication relates to a proposal which Horizon Pharma has made for business combination transaction with Depomed, Inc. Subject to future developments, if Horizon Pharma and Depomed agree on a negotiated transaction, Horizon Pharma and Depomed may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Horizon Pharma and/or Depomed my file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HORIZON PHARMA AND DEPOMED ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

INFORMATION ABOUT HORIZON PHARMA, DEPOMED AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Horizon Pharma’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon Pharma’s Investor Relations department at 224-383-3400 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon Pharma’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Certain Information Regarding Participants

Horizon Pharma and its directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Horizon Pharma is also included in Horizon Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and Horizon Pharma’s Proxy Statement for the 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 7, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Horizon Pharma as described above.

Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

Investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

Investor-relations@horizonpharma.com

U.S. Media Contact:

Geoff Curtis

Group Vice President, Corporate Communications

gcurtis@horizonpharma.com

Ireland Media Contact:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Source: Horizon Pharma plc

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland